Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

Strata Oil and Gas Inc.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82578) of Strata Oil and Gas Inc. (the “Company”) our report dated June 23, 2010 (relating to the financial statements of the Company which appears in this Form 20-F for the year ended December 31, 2009. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada
June 23, 2010